UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Commission File Number 000-08157

THE RESERVE PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	73-0237060
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300

Oklahoma City, Oklahoma 73116-9037

(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

(a)  Annual Meeting. On May 25, 2021, The Reserve Petroleum Company (the “Company”) held its 2021 Annual Meeting of Stockholders.

(b)  Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. – Election of Eight Directors

				Broker
Nominee	For	Against	Abstentions	Non-votes

James L. Tyler	94,924	---	272	5,771
Robert L. Savage	92,073	---	3,123	5,771
Marvin E. Harris, Jr.	95,020	---	176	5,771
Jerry L. Crow	95,025	---	171	5,771
William M.(Bill) Smith	95,025	---	171	5,771
Doug S. Fuller	95,028	---	168	5,771
Cameron R. McLain	94,809	---	387	5,771
Kyle McLain	94,806	---	390	5,771

2. – Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2021	91,795	88	9,084	---

All eight nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2021 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2021.

Item 8.01         Other Events

On May 25, 2021, the Company’s Board of Directors approved a $5.00 per share cash dividend to be paid June 22, 2021 to the Company’s common stockholders of record at the close of business on June 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESERVE PETROLEUM COMPANY
(Registrant)

Date: May 25, 2021	/s/ Cameron R. McLain,
Cameron R. McLain,
Principal Executive Officer

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